FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Third Quarter 2023 Financial Results

-- New ASA initiatives to advance education and innovation for the anesthesia community --

-- PDUFA action date for EXPAREL as a lower extremity nerve block on track for November 13, 2023 --

-- Conference call today at 8:30 a.m. ET --

TAMPA, FL, November 2, 2023 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the third quarter of 2023.
Third Quarter 2023 Financial Highlights
•Total revenues of $163.9 million
•Net product sales of $128.7 million for EXPAREL, $28.8 million for ZILRETTA, and $5.3 million for iovera°
•Net income of $10.9 million, or $0.23 per share (basic and diluted)
•Adjusted EBITDA of $52.9 million
See “Non-GAAP Financial Information” below.
“Pacira continues to operate from a position of financial strength with substantial revenues, improving gross margins, and ongoing operating discipline, which have resulted in significantly positive adjusted EBITDA of $53 million for the third quarter,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Our strong and durable cash flows, fueled by EXPAREL exclusivity through 2041, leave us well positioned to self-fund our growth and deliver multiple value-creating milestones in the coming year including the anticipated launch of EXPAREL in two key lower extremity nerve blocks. Looking ahead, we will continue to actively manage operating expenses while deploying capital in a manner we believe will maximize shareholder return and unlock the significant untapped potential within our best-in-class opioid-sparing commercial portfolio.”
Recent Business Highlights
•Four New Independent Directors Appointed to Board of Directors. In October 2023, the company announced the appointments of Marcelo Bigal, MD, PhD, Abraham Ceesay, Michael Yang, and Alethia Young, to its Board of Directors. Each of the new directors adds diversity of experience and background to the Pacira board of directors, while also enhancing racial and gender diversity. Pacira now has 12 experienced directors, all with relevant industry experience.
•New Initiatives Supporting the American Society of Anesthesiologists to Advance Education and Enhance Patient Care. In October 2023, the American Society of Anesthesiologists (ASA) and Pacira announced a new grant from Pacira to the ASA Charitable Foundation to advance the medical specialty of anesthesiology and pain medicine, facilitate best-in-class clinician education and improve patient care. The company has also joined ASA’s Industry Supporter Program to support the Society’s more than 56,000 physician anesthesiologist members to improve patient care and reduce reliance on opioids for the treatment of postsurgical or chronic pain.
•Leadership Succession Plan. In September 2023, the company announced that David Stack will retire from his role as chairman and chief executive officer. To ensure a seamless transition, Mr. Stack has committed to continuing in his current role until a replacement is appointed by the Board of Directors after which Mr. Stack will continue with the company in a consulting role through August 2025.
Third Quarter 2023 Financial Results
•Total revenues were $163.9 million in the third quarter of 2023, versus $167.5 million reported for the third quarter of 2022.
•EXPAREL net product sales were $128.7 million in the third quarter of 2023, versus $132.6 million reported for the third quarter of 2022. Third quarter average daily volume growth of 5 percent was offset by a lower net selling price primarily due to the implementation of 340B Drug Pricing in October 2022 and other contracted relationships. There were 62 selling days in the third quarter of 2023 and 64 selling days in the third quarter of 2022.
•ZILRETTA net product sales were $28.8 million in the third quarter of 2023, versus $26.5 million reported for the third quarter of 2022.
•Third quarter 2023 iovera° net product sales were $5.3 million, versus $4.5 million reported for the third quarter of 2022.
•Sales of bupivacaine liposome injectable suspension to third-party licensees were $0.9 million in the third quarter of 2023, versus $3.0 million reported for the third quarter of 2022.
•Total operating expenses were $146.2 million in both the third quarter of 2023 and 2022.
•Research and development (R&D) expenses were $20.8 million in the third quarter of 2023, compared to $19.4 million in the third quarter of 2022. R&D expenses included $9.4 million and $7.2 million of product development and manufacturing capacity expansion costs in the third quarters of 2023 and 2022, respectively.
•Selling, general and administrative (SG&A) expenses were $67.9 million in the third quarter of 2023, compared to $61.3 million in the third quarter of 2022.
•GAAP net income was $10.9 million, or $0.23 per share (basic and diluted) in the third quarter of 2023, compared to a net loss of $0.7 million, or $(0.02) per share (basic and diluted) in the third quarter of 2022.

•Non-GAAP net income was $36.6 million, or $0.79 per share (basic) and $0.72 per share (diluted) in the third quarter of 2023, compared to $29.9 million, or $0.65 per share (basic) and $0.59 per share (diluted), in the third quarter of 2022.
•Adjusted EBITDA was $52.9 million in the third quarter of 2023, compared to $55.2 million in the third quarter of 2022.
•Pacira ended the third quarter of 2023 with cash, cash equivalents and available-for-sale investments (“cash”) of $235.2 million. Cash provided by operations was $44.4 million in the third quarter of 2023, compared to $42.7 million in the third quarter of 2022.
•Pacira had 46.4 million basic and 52.1 million diluted weighted average shares of common stock outstanding in the third quarter of 2023.
See “Non-GAAP Financial Information” below.
Financial Guidance
While the company remains confident in the business and its long-term growth outlook, today it is revising its full-year EXPAREL guidance to reflect an updated view of the remainder of the year. Pacira now expects full-year EXPAREL net product sales of $535 million to $540 million versus the company’s previously guided range of $550 million to $560 million.
Pacira is reiterating the following full-year financial guidance:
•ZILRETTA net product sales of $110 million to $115 million;
•iovera° net product sales of $17 million to $20 million;
•Non-GAAP gross margin of 73% to 74%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $220 million to $230 million; and
•Stock-based compensation of $46 million to $49 million.
See “Non-GAAP Financial Information” below.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, November 2, 2023, at 8:30 a.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2023 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the company’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira
Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing non-opioid pain management options to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated for single-dose infiltration in patients 6 years of age and older to produce postsurgical local analgesia and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated in the pivotal trials. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.

•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Indication and Select Important Safety Information for iovera°®

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements
Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the successful transition of our chief executive officer and chairman; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the lingering impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete an EXPAREL capacity expansion project in San Diego, California; our ability to successfully complete a ZILRETTA capital project in Swindon, England; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Amber Sears, (973) 254-3587
amber.sears@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$99,119	$104,139
Short-term available-for-sale investments	136,069	184,512
Accounts receivable, net	96,956	98,397
Inventories, net	96,520	96,063
Prepaid expenses and other current assets	18,591	15,223
Total current assets	447,255	498,334
Noncurrent available-for-sale investments	—	37,209
Fixed assets, net	175,783	183,512
Right-of-use assets, net	63,394	70,877
Goodwill	163,243	163,243
Intangible assets, net	497,580	540,546
Deferred tax assets	151,660	160,309
Investments and other assets	35,547	27,170
Total assets	$1,534,462	$1,681,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,511	$15,220
Accrued expenses	59,884	89,785
Lease liabilities	8,625	9,121
Current portion of convertible senior notes, net	8,641	—
Current portion of long-term debt, net	—	33,648
Total current liabilities	93,661	147,774
Convertible senior notes, net	397,976	404,767
Long-term debt, net	117,965	251,056
Lease liabilities	57,089	64,802
Contingent consideration	24,275	28,122
Other liabilities	11,945	9,669
Total stockholders’ equity	831,551	775,010
Total liabilities and stockholders’ equity	$1,534,462	$1,681,200

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net product sales:
EXPAREL	$128,667	$132,642	$394,202	$398,854
ZILRETTA	28,798	26,494	82,393	77,546
iovera°	5,260	4,467	13,645	10,694
Bupivacaine liposome injectable suspension	858	2,957	2,241	5,469
Total net product sales	163,583	166,560	492,481	492,563
Royalty revenue	343	906	1,253	2,305
Total revenues	163,926	167,466	493,734	494,868
Operating expenses:
Cost of goods sold	39,750	50,678	136,977	137,379
Research and development	20,830	19,405	56,794	67,292
Selling, general and administrative	67,947	61,283	203,640	190,546
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
Contingent consideration charges (gains), restructuring charges and other	3,356	489	(1,150)	(13,232)
Total operating expenses	146,205	146,177	439,227	424,951
Income from operations	17,721	21,289	54,507	69,917
Other (expense) income:
Interest income	2,766	1,234	8,019	1,757
Interest expense	(3,464)	(9,856)	(16,918)	(28,935)
Loss on early extinguishment of debt	—	—	(16,926)	—
Other, net	(422)	(10,598)	(701)	(11,369)
Total other expense, net	(1,120)	(19,220)	(26,526)	(38,547)
Income before income taxes	16,601	2,069	27,981	31,370
Income tax expense	(5,743)	(2,762)	(10,896)	(5,359)
Net income (loss)	$10,858	$(693)	$17,085	$26,011

Net income (loss) per share:
Basic net income (loss) per common share	$0.23	$(0.02)	$0.37	$0.57
Diluted net income (loss) per common share (1)	$0.23	$(0.02)	$0.37	$0.56
Weighted average common shares outstanding:
Basic	46,416	45,831	46,151	45,400
Diluted (1)	52,067	45,831	46,343	52,220

(1) Upon adoption of Accounting Standards Update, or ASU, 2020-06 on January 1, 2022, diluted net income per common share was calculated using the “if-converted” method associated with the Company’s convertible senior notes. For the three months ended September 30, 2023 and the nine months ended September 30, 2022, GAAP diluted net income per common share includes 5.6 million shares, from an assumed conversion of the convertible senior notes and the associated interest expense add-backs to GAAP net income of $1.0 million in the three months ended September 30, 2023 and $3.1 million in the nine months ended September 30, 2022.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net income (loss)	$10,858	$(693)	$17,085	$26,011

Non-GAAP adjustments:
Contingent consideration charges (gains), restructuring charges and other:
Severance-related expenses (1)	—	194	—	4,259
Acquisition-related fees and expenses (2)	390	1,338	1,588	5,903
Changes in the fair value of contingent consideration	2,793	(1,043)	(3,847)	(23,394)
Restructuring charges (3)	173	—	1,109	—
Step-up of acquired Flexion fixed assets and inventory to fair value and other	1,318	1,973	5,152	5,758
Stock-based compensation	12,530	12,682	35,475	35,415
Loss on early extinguishment of debt	—	—	16,926	—
Amortization of debt discount	25	695	728	2,107
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
Impairment on investment	—	10,000	—	10,000
Tax impact of non-GAAP adjustments (4)	(5,778)	(9,618)	(20,249)	(25,274)
Total non-GAAP adjustments	25,773	30,543	79,848	57,740

Non-GAAP net income	$36,631	$29,850	$96,933	$83,751

GAAP basic net income (loss) per common share	$0.23	$(0.02)	$0.37	$0.57
GAAP diluted net income (loss) per common share	$0.23	$(0.02)	$0.37	$0.56

GAAP net income (loss)	$10,858	$(693)	$17,085	$26,011
Interest expense on convertible senior notes, net of tax	1,029	—	—	3,112
GAAP net income (loss) used for diluted earnings per share	$11,887	$(693)	$17,085	$29,123

Non-GAAP basic net income per common share	$0.79	$0.65	$2.10	$1.84
Non-GAAP diluted net income per common share (5)	$0.72	$0.59	$1.93	$1.66

Non-GAAP net income	$36,631	$29,850	$96,933	$83,751
Interest expense on convertible senior notes, net of tax (5)	1,029	1,034	3,086	4,027
Non-GAAP net income used for diluted earnings per share (5)	$37,660	$30,884	$100,019	$87,778

Weighted average common shares outstanding - basic	46,416	45,831	46,151	45,400
Weighted average common shares outstanding - diluted	52,067	45,831	46,343	52,220
Non-GAAP Weighted average common shares outstanding - basic	46,416	45,831	46,151	45,400
Non-GAAP Weighted average common shares outstanding - diluted (5)	52,067	52,135	51,951	53,017

(1) The severance-related expenses in 2022 substantially relates to former employees released in connection with the acquisition of Flexion Therapeutics, Inc. (“Flexion”) in November 2021.
(2) For the three and nine months ended September 30, 2023, acquisition-related fees and expenses primarily related to vacant and underutilized leases assumed from acquiring Flexion. For the three and nine months ended September 30, 2022, acquisition-related fees and expenses primarily related to legal and other professional fees, third-party services and other one-time charges associated with the Flexion acquisition.

(3) In June 2023, the Company implemented a restructuring plan in an effort to improve its operational efficiencies. The restructuring charges are predominantly related to one-time employee termination benefits through a reduction of headcount, such as severance and related costs.
(4) The tax impact of non-GAAP adjustments is computed by: (i) applying the statutory tax rate to the income or expense adjusted items, (ii) applying a zero-tax rate to adjusted items where a valuation allowance exists, and (iii) excluding discrete tax benefits and expenses primarily associated with tax deductible and non-deductible stock-based compensation. For the three and nine months ended September 30, 2023, the GAAP effective income tax rates were approximately 35% and 39%, respectively, and the non-GAAP effective income tax rates for both periods was approximately 24%, with the difference from GAAP primarily due to the impact of excluding discrete tax expenses associated with non-deductible stock-based compensation and tax expenses related to executive compensation. For the three and nine months ended September 30, 2022, the GAAP effective income tax rates were approximately 133% and 17%, respectively, and the non-GAAP effective income tax rates were approximately 29% and 27%, respectively, with the difference from GAAP primarily due to the impact of excluding tax expenses related non-U.S. valuation allowances, non-deductible capital loss and executive compensation and excluding tax benefits related to acquisition items. The non-GAAP effective income tax rate for the nine months ended September 30, 2022 also excludes discrete tax benefits associated with deductible stock-based compensation.
(5) For the three months ended September 30, 2023, there were no non-GAAP adjustments when calculating the diluted weighted average common shares outstanding or the interest expense add back under the “if-converted” method.
For the three months ended September 30, 2022 and nine months ended September 30, 2023, the $402.5 million convertible senior notes due 2025, or 2025 Notes, were excluded on a GAAP basis as the impact to diluted net income (loss) per common share would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the three months ended September 30, 2022 and nine months ended September 30, 2023, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2025 Notes, as if they converted on the first day of the period presented, which resulted in an additional 5.6 million of common shares in each period upon an assumed conversion and added back $1.0 million and $3.1 million, respectively, of interest expense, net of tax, to non-GAAP net income. The Company has the option to settle its 2025 Notes in cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock.
For the nine months ended September 30, 2022, the $160.0 million convertible senior notes due 2022, or 2022 Notes, were excluded on a GAAP basis as the impact to diluted net income per common share would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the nine months ended September 30, 2022, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2022 Notes, as if they were converted on the first day of the period presented, which resulted in adding an additional 0.8 million of common shares upon an assumed conversion and added back $0.9 million of interest expense, net of tax, to net income. On April 1, 2022, the Company repaid the principal portion of its 2022 Notes in cash.
Prior year amounts may have been reclassified to conform to the current year presentation.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$39,750	$50,678	$136,977	$137,379
Step-up of acquired Flexion fixed assets and inventory to fair value and other	(1,318)	(1,973)	(5,152)	(5,758)
Stock-based compensation	(1,272)	(1,599)	(4,432)	(4,429)
Non-GAAP cost of goods sold	$37,160	$47,106	$127,393	$127,192

Research and development reconciliation:
GAAP research and development	$20,830	$19,405	$56,794	$67,292
Stock-based compensation	(2,220)	(1,783)	(5,817)	(4,761)
Non-GAAP research and development	$18,610	$17,622	$50,977	$62,531

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$67,947	$61,283	$203,640	$190,546
Stock-based compensation	(9,038)	(9,300)	(25,226)	(26,225)
Non-GAAP selling, general and administrative	$58,909	$51,983	$178,414	$164,321

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	52,067	45,831	46,343	52,220
Dilutive common shares associated with the 2025 Notes (1)	—	5,608	5,608	—
Dilutive common shares associated with the 2022 Notes (2)	—	—	—	797
Dilutive common shares associated with stock options and restricted stock units	—	696	—	—
Non-GAAP weighted average common shares outstanding - diluted	52,067	52,135	51,951	53,017

(1) For the three months ended September 30, 2022 and nine months ended September 30, 2023, potential common shares of the 2025 Notes were excluded from diluted net income (loss) per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
(2) For the nine months ended September 30, 2022, potential common shares of the 2022 Notes were excluded from diluted net income per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net income	$10,858	$(693)	$17,085	$26,011

Interest income	(2,766)	(1,234)	(8,019)	(1,757)
Interest expense (1)	3,464	9,856	16,918	28,935
Income tax expense	5,743	2,762	10,896	5,359
Depreciation expense	4,111	5,878	14,123	18,130
Amortization of acquired intangible assets	14,322	14,322	42,966	42,966
EBITDA	35,732	30,891	93,969	119,644

Other adjustments:
Contingent consideration charges (gains), restructuring charges and other:
Severance-related expenses	—	194	—	4,259
Acquisition-related fees and expenses (2)	390	1,338	1,588	4,698
Changes in the fair value of contingent consideration	2,793	(1,043)	(3,847)	(23,394)
Restructuring charges	173	—	1,109	—
Step-up of acquired Flexion inventory to fair value and other	1,318	1,172	3,884	3,353
Stock-based compensation	12,530	12,682	35,475	35,415
Loss on early extinguishment of debt	—	—	16,926	—
Impairment on investment	—	10,000	—	10,000
Adjusted EBITDA	$52,936	$55,234	$149,104	$153,975
(1) Includes amortization of debt discount and debt issuance costs
(2) For the three and nine months ended September 30, 2022, excludes any depreciation expense included in EBITDA above

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2023 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Full-year Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP
EXPAREL net product sales	$535 to $540	—	—
ZILRETTA net product sales	$110 to $115	—	—
iovera° net product sales	$17 to $20	—	—
Gross margin	71% to 72%	Approximately 2%	73% to 74%
Research and development expense	$77 to $88	$7 to $8	$70 to $80
Selling, general and administrative expense	$252 to $264	$32 to $34	$220 to $230
Stock-based compensation	$46 to $49	—	—
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation and also includes the step-up of acquired Flexion fixed assets and inventory to fair value from the acquisition of Flexion Therapeutics, Inc., and other costs.